UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

ZETA GLOBAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40464	80-0814458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Park Ave, 33rd Floor

New York, NY 10016

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 967-5055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	ZETA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2021 (the “Election Date”), the Board of Directors (the “Board”) of Zeta Global Holdings Corp., a Delaware corporation (the “Company”), elected Jené Elzie to the Company’s Board as a Class I director. In connection with the election of Ms. Elzie, the Board increased its size from five to six directors. The Board did not appoint Ms. Elzie to any Board committees at this time.

In connection with her election to the Board, Ms. Elzie entered into a letter agreement with the Company (the “Letter Agreement”), which sets forth the terms and conditions under which Ms. Elzie will serve on the Board. Pursuant to the Letter Agreement, Ms. Elzie will be entitled to an annual cash retainer for service on the Board in the amount of $100,000, which cash retainer will be payable in arrears in four equal quarterly installments and prorated for any partial year of service. In addition, Ms. Elzie will be granted an annual award of restricted stock determined by dividing $150,000 by the fair market value of a share of the Company’s Class A common stock on the date of grant (with any partial shares that result being rounded up to the nearest whole share). The restricted stock award will be granted on each July 1 occurring after the Election Date, subject to Ms. Elzie’s continued service on the Board through each such date. The annual restricted stock award for 2021 will be granted on July 1, 2021. The restricted stock will vest as to 25% of the shares on the first anniversary of the grant date and as to 25% of the shares on each October 1, January 1 and April 1 thereafter, such that the restricted stock award will be fully vested 21 months from the applicable grant date. Notwithstanding anything in the Letter Agreement to the contrary, the Company may modify the cash and equity compensation payable to Ms. Elzie for her service on the Board in connection with the Company’s adoption of a director compensation program applicable to other non-employee members of the Board.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 1, 2021, the Company issued a press release announcing the election of Ms. Elzie to the Board as a Class I director. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Letter Agreement, dated June 29, 2021, by and between Zeta Global Holdings Corp. and Jené Elzie

99.1	Zeta Global Holdings Corp. Press Release dated July 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zeta Global Holdings Corp.

Date: July 1, 2021	By:	/s/ Christopher Greiner
Christopher Greiner
Chief Financial Officer